Exhibit 4.8

SECOND AMENDED FOURTH SUPPLEMENTAL INDENTURE

between

SLM CORPORATION

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Dated as of July 22, 2008

SECOND AMENDED FOURTH SUPPLEMENTAL INDENTURE (this “Second Amended Fourth Supplemental Indenture”), dated as of July 22, 2008, between SLM Corporation, a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “EdNotes Trustee”), which amends the Amended Fourth Supplemental Indenture, dated as of December 17, 2004 (the “Amended Fourth Supplemental Indenture”), between the Company and the EdNotes Trustee, which amends the Fourth Supplemental Indenture, dated as of January 16, 2003 (the “Fourth Supplemental Indenture”), between the Company and the EdNotes Trustee, as consented to by JPMorgan Chase Bank, National Association (formerly known as The Chase Manhattan Bank), as the original trustee (the “Original Trustee”) for the EdNotes (defined below) under the Indenture, dated as of October 1, 2000 (the “Base Indenture”, together with this Second Amended Fourth Supplemental Indenture, the Amended Fourth Supplemental Indenture and the Fourth Supplemental Indenture, each as amended or supplemented, collectively the “Indenture”), between the Company and The Bank of New York, as successor to JPMorgan Chase Bank, National Association.

W I T N E S S E T H

WHEREAS, the Company executed and delivered the Base Indenture to provide for the future issuance of debentures, notes or other evidences of indebtedness of the Company to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company established a series of senior unsecured and unsubordinated notes known as the Medium Term Notes of the Company, Series B, due nine months or longer from the date of issue, otherwise known as EdNotes® (the “EdNotes”) on January 23, 2003; the form and substance of the EdNotes and the terms, provisions and conditions of the EdNotes to be set forth in an officers’ certificate under Section 2.02 of the Base Indenture;

WHEREAS, the Company (i) has filed with the Securities and Exchange Commission (A) a Prospectus and a Prospectus Supplement, each dated January 23, 2003, to Registration Statement (File No. 333-90316) with respect to an offering of up to $2,000,000,000 of the EdNotes, (B) a Prospectus and a Prospectus Supplement, each dated January 5, 2005, to Registration Statement (File No. 333-107132) with respect to an offering of up to $3,000,000,000 of the EdNotes, and (C) a Registration Statement (File No. 333-130584) under the Securities Act including a Prospectus dated July 22, 2008 containing a general description of the debt securities that the Company may offer from time to time, and (ii) will file with the Securities and Exchange Commission a Prospectus Supplement to Registration Statement (File No. 333-130584) with respect to an unlimited aggregate principal amount of EdNotes;

WHEREAS, the Company desires to increase the aggregate principal amount of EdNotes that may be issued from time to time from $3,000,000,000 to an unlimited aggregate principal amount of EdNotes;

WHEREAS, the Company may file additional prospectuses and prospectus supplements to an effective registration statement or registration statements with respect to additional offerings of the EdNotes in the future;

WHEREAS, the Company and the EdNotes Trustee hereby amend the Fourth Supplemental Indenture by this Second Amended Fourth Supplemental Indenture; and

WHEREAS, all requirements necessary to make this Second Amended Fourth Supplemental Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this Second Amended Fourth Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the EdNotes Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the EdNotes as follows:

ARTICLE 1

DEFINITIONS

1.1 Definition of Terms. Capitalized terms used and not otherwise defined in this Second Amended Fourth Supplemental Indenture have the meanings ascribed to them below:

“Amended Fourth Supplemental Indenture” is defined in the introductory paragraph.

“Base Indenture” is defined in the introductory paragraph.

“Company” is defined in the introductory paragraph.

“EdNotes” is defined in the recitals.

“EdNotes Trustee” is defined in the introductory paragraph.

“Fourth Supplemental Indenture” is defined in the introductory paragraph.

“Holder” is defined in the Base Indenture.

“Indenture” is defined in the introductory paragraph.

“Original Trustee” is defined in the introductory paragraph.

“Second Amended Fourth Supplemental Indenture” is defined in the introductory paragraph.

“Trustee” is defined in the Base Indenture.

“Trust Indenture Act” is the Trust Indenture Act of 1939, as amended.

1.2 Other Rules of Construction. For all purposes of this Second Amended Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used and not defined in this Second Amended Supplemental Indenture have the meanings assigned to them in the Base Indenture;

(b) all terms used in this Second Amended Supplemental Indenture which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them in the Trust Indenture Act;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) a reference to a Section or Article is to a Section or Article of this Second Amended Supplemental Indenture;

(f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Amended Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(g) headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2

AGGREGATE PRINCIPAL AMOUNT OF EDNOTES

2.1 Aggregate Principal Amount of EdNotes. The aggregate principal amount of EdNotes that may be authenticated and delivered is unlimited. The Company is entitled under Section 2.02(b) of the Base Indenture to further reopen the EdNotes by offering additional Securities of the EdNotes. Upon satisfaction of the requirements of Section 2.03 of the Base Indenture, the EdNotes Trustee shall authenticate EdNotes for original issuance up to an unlimited aggregate principal amount.

ARTICLE 3

MISCELLANEOUS

3.1 Notices.

(a) Any notice or communication by the Company or the EdNotes Trustee is duly given if in writing and delivered in person, sent by facsimile or mailed by certified mail:

if to the Company to:

SLM Corporation

12061 Bluemont Way

Reston, Virginia 20191

Attention: Senior Vice President

Facsimile No.: 703-984-6586

if to the EdNotes Trustee to:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

New York, New York 10005

Attention: Trust & Securities Services

Facsimile No.: 732-578-4635

with a copy to:

Deutsche Bank National Trust Company,

Attention: Trust & Securities Services

25 DeForest Avenue, 2nd Floor

Summit, NJ 07901

(b) The Company or the EdNotes Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

3.2 Ratification of Base Indenture; Second Amended Fourth Supplemental Indenture Controls. The Base Indenture, as supplemented by this Second Amended Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Second Amended Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent provided in the Base Indenture and this Second Amended Fourth Supplemental Indenture. The provisions of this Second Amended Fourth Supplemental Indenture shall supersede the provisions of the Base Indenture in the event and to the extent the Base Indenture is inconsistent with this Second Amended Fourth Supplemental Indenture.

3.3 Trustee Not Responsible for Recitals. The recitals in this Second Amended Fourth Supplemental Indenture are made by the Company, and the EdNotes Trustee assumes no responsibility for their correctness. Neither the Original Trustee nor the EdNotes Trustee makes any representation as to the validity or sufficiency of this Second Amended Fourth Supplemental Indenture.

3.4 Governing Law. THIS SECOND AMENDED FOURTH SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

3.5 Separability. In case any one or more of the provisions contained in this Second Amended Fourth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Amended Fourth Supplemental Indenture, but this Second Amended Fourth Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

3.6 Counterparts. This Second Amended Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amended Fourth Supplemental Indenture to be duly executed as of the day and year set forth above.

SLM CORPORATION

By:	/s/ John F. Remondi
Name:	John F. Remondi
Title:	Vice Chairman and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the EdNotes Trustee

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ David Contino
Name:	David Contino
Title:	Vice President

By:	/s/ Kenneth R. Ring
Name:	Kenneth R. Ring
Title:	Vice President